Exhibit 10.43
SECOND AMENDMENT TO THE
GRAPHIC PACKAGING RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2009 and Reflecting Amendments
Adopted Through December 31, 2009)
          WHEREAS, the Compensation and Benefits Committee of the Board of Directors of Graphic Packaging Holding Company has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments in order to maintain the Graphic Packaging Retirement Plan (the “Plan”); and
          WHEREAS, the Retirement Committee deems it desirable to amend the Plan to comply with certain provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008;
          NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and it hereby is, amended, effective as of the dates indicated below, in the following respects:
1.	Section 1.30of the Core Document is amended in its entirety, effective as of January 1, 2009, to read as follows:
“1.30	Statutory Compensation means compensation from the Employer or any Affiliated Employer as defined in U.S. Treasury Department regulations Section 1.415(c)-2(d)(4) (i.e., Information required to be reported under Sections 6041, 6051 and 6052 of the Code (“W-2 Pay”)) plus amounts that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code. For Plan Years beginning on or after July 1, 2007, the preceding definition of compensation shall be modified as required under the provisions of U.S. Treasury Department regulation Section 1.415(c)-2(e) and shall include all amounts permitted to be recognized under the provisions of U.S. Treasury Department regulation Section 1.415(c)-2(e)(2) and (3) and, effective on and after January 1, 2009, U.S. Treasury department regulation Section 1.415(c)-2(e)(4). Also, effective for Plan Years beginning on and after January 1, 2009, Statutory Compensation shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Employer, to the extent not otherwise included in this definition of Statutory Compensation. For purposes of applying the top-heavy provisions under Section

3.3 and effective for Plan Years beginning on and after July 1, 2007, for purposes of applying the maximum benefit limitations under Section 3.2, Statutory Compensation shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.”
2.	Section 1.15 of Appendix 1 is amended, effective as of January 1, 2009, by deleting the words “and President’s awards” and by inserting in their place the words “, President’s awards and differential wage payments (as defined in Section 3401(h)(2) of the Code) in accordance with Section 414(u)(12) of the Code;”

3.	Section 2.1 of Appendices 2, 3, 4, 5, 6, 8, 9, and 10 is amended, effective as of January 1, 2007, by the addition of the following new paragraph at the end thereof:

“Effective January 1, 2007, if an individual who was an employee dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such individual’s period of time in qualified military service through the date he died shall be counted as Vesting Service.”

4.	Section 2.2 of Appendix 1 is amended, effective as of January 1, 2007, by the addition of the following new paragraph to the end thereof:

“Effective January 1, 2007, if an individual who was an employee dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such individual’s period of time in qualified military service through the date he died shall be counted as Vesting Service.”

5.	Section 2.2 of Appendices 3 and 9 is amended, effective as of January 1, 2007, by the addition of the following new paragraph to the end thereof:

“Effective January 1, 2007, if an individual who was an employee dies while performing qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected by the Uniformed Services Employment and Reemployment Rights Act of 1994 and any related legislation or guidance, such individual’s period of time in qualified military service through the date he died shall be counted as Benefit Service solely for purposes of determining eligibility for and commencement of an early retirement or vested Pension, or eligibility for a Spouse’s Pension under Section 5.7.”

6.	Section 2.6 of Appendix 1, Section 2.5 of Appendices 2 through 9, and Section 2.2 of Appendix 10 is amended, effective as of January 1, 2007, to read as follows:

“Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided as required by, and in accordance with, Section 414(u) of the Code.”

7.	Section 5.6 of Appendix 1 is amended, effective as of January 1, 2007, by deleting the last paragraph of paragraph (c) and by adding a new paragraph (e) to read as follows:

8.	Section 5.6 of Appendix 1 is amended, effective as of January 1, 2007, by deleting the last paragraph of paragraph (c) and by adding a new paragraph (e) to read as follows:
“(e)	Mandatory Survivor Benefits on behalf of Members Who Die in Qualified Military Service. In the event a Member dies on or after January 1, 2007, while in qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected under law, the surviving Spouse’s Pension shall be determined based on the assumption that the Member had returned to active employment and then terminated employment on account of his death. However, in determining the amount of the surviving Spouse’s Pension, the Member’s Accrued Benefit shall be determined at the date the Member entered military service and no Pensionable Earnings or Benefit Service shall be imputed for the period of military service (except to the extent all or a portion of such period of military service is treated as a Leave of Absence for which Benefit Service is granted (except to the extent all or a portion of such period of military service is treated as a Leave of Absence for which Benefit Service is granted under the Plan).”
9.	Section 5.6(c) of Appendix 2, 3, 4, 5, 6, 8, and 9, is amended, effective as of January 1, 2007, by deleting the last paragraph thereof and Section 5.6 of Appendices 2, 3, 4, 5, 6, 8, and 9 is further amended, effective as of January 1, 2007, by adding a new paragraph (e) to read as follows:
“(e)	Mandatory Survivor Benefits on behalf of Members Who Die in Qualified Military Service. In the event a Member dies on or after January 1, 2007, while in qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected under law, the surviving Spouse’s Pension shall be determined based on the assumption that the Member had returned to active employment and then terminated employment on account of his death. However, in determining the amount of the surviving Spouse’s Pension, the Member’s Accrued Benefit shall be determined at the date the Member entered military service, based on the benefit level then in effect and Benefit Service the Member had accrued as of that date (or at the date he ceased to accrue Benefit Service under the Plan, if later).”
10.	Section 5.6 of Appendix 10 is amended, effective as of January 1, 2007, by deleting the last paragraph of paragraph (c) and by adding a new paragraph (e) to read as follows:

“(e)	Mandatory Survivor Benefits on behalf of Members Who Die in Qualified Military Service. In the event a Member dies on or after January 1, 2007, while in qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected under law, the surviving Spouse’s Pension shall be determined based on the assumption that the Member had returned to active employment and then terminated employment on account of his death. However, in determining the amount of the surviving Spouse’s Pension, the Member’s Accrued Benefit shall be determined at the date the Member entered military service.”
11.	Section 5.7 of Appendices 3 and 9 is amended, effective as of January 1, 2007, by adding the following paragraph at the end thereof:
“In the event a Member dies on or after January 1, 2007, while in qualified military service (as defined in Section 414(u) of the Code) and while his reemployment rights are protected under law, the Spouse’s Pension payable under this Section shall be determined based on the assumption that the Member had returned to active employment and then terminated employment on account of his death. However, the amount of the Spouse’s Pension shall be determined at the date the Member entered military service, based on the benefit level then in effect and Benefit Service the Member had accrued as of that date (or at the date he ceased to accrue Benefit Service under the Plan, if later).”
               BE IT FURTHER RESOLVED, that the Retirement Committee has approved this Second Amendment to the Graphic Packaging Retirement Plan this _____ day of November, 2010.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS
By:	/s/ Daniel J. Blount
Daniel J. Blount

By:	/s/ Brad Ankerholz
Brad Ankerholz

By:	/s/ Cindy Baerman
Cindy Baerman

By:	/s/ Clint Demetriou
Clint Demetriou

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